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EXHIBIT 10.4

                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                         YEW TREE INVESTMENTS LTD., LLLP

                                       AND

                               TRANSGENOMIC, INC.

          This lease agreement (hereinafter "Lease Agreement") is made and entered into as of the 23RD day of August, 2002, by and between Yew Tree Investments Ltd., LLLP ("Landlord"), whose address is 4875 Pearl East Cr. #300, Boulder, CO 80301, and Transgenomic, Inc. ("Tenant"), whose address is 12325 Emmet Street, Omaha, NE 68164. In consideration of the covenants, terms, conditions, agreements and payments as herein set forth, the Landlord and Tenant hereby enter into the following Lease Agreement:

1.DEFINITIONS. Whenever the following words or phrases are used in this Lease Agreement, said words or phrases shall have the following meaning:

     a. Area" shall mean the parcel of land commonly known and referred to as 5555 Airport Blvd., Lake Centre Business Park, Boulder, Colorado. The Area includes the Leased Premises and one or more buildings. The Area may include Common Areas.

     b. "Building" shall mean a building located in the Area.

     c. "Common Areas" shall mean all entrances, exits, driveways, curbs, walkways, hallways, parking areas, landscaped areas, restrooms, loading and service areas, and like areas or facilities which are located in the Area and which are designated by the Landlord as areas or facilities available for the nonexclusive use in common by persons designated by the Landlord.

     d. "Leased Premises" shall mean the premises herein leased to the Tenant by the Landlord.

     e. "Tenant's Prorata Share" as to the Building in which the Leased Premises are located shall mean an amount (expressed as a percentage) equal to the number of square feet included in the Leased Premises divided by the total number of leasable square feet included in said Building. The Tenant's Prorata Share as to Common Areas shall mean an amount (expressed as a percentage) equal to the number of square feet included in the Leased Premises divided by the total number of leasable square feet included in all Buildings located in the Area. The Tenant's Prorata Share for Common Areas may change from time to time as the leasable square footage in all Buildings located in the Area is increased or decreased. At the signing date of this Lease Agreement, Tenant's Prorata Share of the Building and Area shall be 59.85% (33,517 square feet/56,000 square feet)

2. LEASED PREMISES. The Landlord hereby leases unto the Tenant, and the Tenant hereby leases from the Landlord, the following described premises:

     Space 200 in Building 5555 Airport Blvd., consisting of 33,673 square feet

3. BASE TERM. The term of this Lease Agreement shall commence at 12:00 noon on August 15, 2002, and, unless sooner terminated as herein provided for, shall end at 12:00 noon on November 30, 2007 ("Lease Term"). Tenant shall be granted access from August 15, 2002 until November 15, 2002 for purposes of building out the Leased Premises. Except as specifically provided to the contrary herein, the Leased Premises shall, upon the termination of this Lease, by virtue of the expiration of the Lease Term or otherwise, be returned to the Landlord by the Tenant in as good or better condition than when entered upon by the Tenant, ordinary wear and tear excepted.

4. RENT. Tenant shall pay the following rent for the Leased Premises:

     a. BASE MONTHLY RENT. Tenant shall pay to Landlord, without notice and without setoff, at the address of Landlord as herein set forth, the following Base Monthly Rent ("Base Monthly Rent"), said Base Monthly Rent to be paid in advance on the first day of each month during the term hereof. In the event that this Lease Agreement commences on a date other than the first day of a month, the Base Monthly Rent for the first month of the Lease Term shall be prorated for said partial month. Below is a schedule of Base Monthly Rental payments as agreed upon:

                                DURING LEASE TERM

        For Period          To Period           A Base Monthly
        Starting            Ending              Rent of
        August 15, 2002     November 15, 2002   $         0.00
        November 16, 2002   November 30, 2002   $    14,030.00
        December 1, 2002    November 30, 2003   $    28,061.00
        December 1, 2003    November 30, 2007   $     28,061.00  Plus any cost of living adjustment as
                                                                 contained herein.

     b. LEASE TERM ADJUSTMENT. If, for any reason, other than delays caused by the Tenant, the Leased Premises are not ready for Tenant's occupancy on August 15, 2002, the Tenant's rental obligation and other monetary expenses (i.e. taxes, utilities, etc.) shall be abated in direct proportion to the number of days of delay. It is hereby agreed that the premises shall be deemed ready for occupancy on the day the Landlord receives a Temporary Certificate of Occupancy (T.C.O) or Certificate of Occupancy (C.O.) from the appropriate authority, or on the day the Landlord gives Tenant the

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keys to the Leased Premises if a building permit has not been applied for and/or is not required by the appropriate authority.

     c. COST OF LIVING ADJUSTMENT. The Base Monthly Rental specified in paragraph 4A above shall be recalculated for each Lease Year as defined hereinafter following the first Lease Year of this Lease Agreement. The recalculated Base Monthly Rental shall be hereinafter referred to as the "Adjusted Monthly Rental". The Adjusted Monthly Rental for each Lease Year after the first Lease Year shall be the greater of: (i) the amount of the previous year's Adjusted Monthly Rental, (or the Base Monthly Rental if calculating the Adjusted Monthly Rental for the second Lease Year), or (ii) an amount calculated by the rent adjustment formula set forth below. In applying the rent adjustment formula, the following definitions shall apply:

          i. "Lease Year" shall mean a period of twelve (12) consecutive full calendar months with the first Lease Year commencing on the date of the commencement of the term of this Lease and each succeeding Lease Year commencing upon the anniversary date of the first Lease Year; however, if this Lease does not commence on the first day of a month, then, the first Lease Year and each succeeding Lease Year shall commence on the first day of the first month following each anniversary date of this Lease;

          ii. "Bureau" shall mean the Bureau of Labor Statistics of the United States Department of Labor or any successor agency that shall issue the Price Index referred to in this Lease Agreement.

          iii. "Price Index" shall mean the "Consumer Price Index-All Urban Consumers-All Items (CPI-U) U.S. City Average (1982-84=100)" issued from time to time by the Bureau. In the event the Price Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the increase in the Price Index shall be made with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. or failing such publication, by another nationally recognized publisher of similar statistical information. In the event the Price Index shall cease to be published, then, for the purposes of this paragraph 4C there shall be substituted for the Price Index such other index as the Landlord and the Tenant shall agree upon, and if they are unable to agree within sixty (60) days after the Price Index ceases to be published, such matter shall be determined by arbitration in accordance with the Rules of the American Arbitration Association.

          iv. "Base Price Index" shall mean the Price Index released to the public during the second calendar month preceding the commencement of this Lease Agreement.

          v. "Revised Price Index" shall mean the Price Index released to the public during the second calendar month preceding the Lease Year for which the Base Annual Rental is to be adjusted;

          vi. "Basic Monthly Rental" shall mean the Basic Monthly Rental set forth in subparagraph 4A above. The rent adjustment formula used to calculate the Adjusted Monthly Rental is as follows:

               Adjusted Monthly = Revised Price Index X Base Monthly Rental
                       Rental     -----------------------------------------
                                          Base Price Index

Not withstanding the above formula, the Adjusted Monthly Rental shall not be greater than 103% of the previous year's Adjusted Monthly Rental, or the Basic Monthly Rental if such adjustment is for the Second Lease Year. The Adjusted Monthly Rental as herein above provided shall continue to be payable monthly as required in paragraph 4A above without necessity of any further notice by the Landlord to the Tenant.

     d. TOTAL NET LEASE. The Tenant understands and agrees that this Lease Agreement is a total net lease (a "net, net, net lease"), whereby the Tenant has the obligation to reimburse the Landlord for a share of all costs and expenses (taxes, assessments, other charges, insurance, trash removal, Common Area operation and maintenance and like costs and expenses), incurred by the Landlord as a result of the Landlord's ownership and operation of the Area.

5. SECURITY DEPOSIT. Landlord acknowledges receipt from the Tenant of the sum of thirty six thousand and 00/100 Dollars ($36,000.00) to be retained by Landlord without responsibility for payment of interest thereon, as security for performance of all the terms and conditions of this Lease Agreement to be performed by Tenant, including payment of all rent due under the terms hereof. Deductions may be made by Landlord from the amount so retained for the reasonable cost of repairs to the Leased Premises (ordinary wear and tear excepted), for any rent delinquent under the terms hereof and/or for any sum used in any manner to cure any default of Tenant under the terms of this Lease Agreement. In the event deductions are so made, the Tenant shall, upon notice from the Landlord, redeposit with the Landlord such amounts so expended so as to maintain the deposit in the amount as herein provided for, and failure to so redeposit shall be deemed a failure to pay rent under the terms hereof. Nothing herein contained shall limit the liability of Tenant as to any damage to the Leased Premises, and Tenant shall be responsible for the total amount of any damage and/or loss occasioned by actions of Tenant. Landlord may deliver the funds deposited hereunder by Tenant to any purchaser of Landlord's interest in the Leased Premises in the event such interest shall be sold, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.

6. USE OF PREMISES. Tenant shall use the Leased Premises for reasonable purposes related to analytical and chemistry laboratories, biotech laboratories, clean rooms, research & development, manufacturing, warehousing, office and administration. Tenant shall not use the premises for other unrelated purposes except with the written consent of Landlord. Tenant shall not allow any accumulation of trash or debris on the Leased Premises or within any portion of the Area. All receiving and delivery of goods and merchandise and all removal of garbage and refuse shall be made only by way of the rear and/or other service door provided therefore. In the event the Leased Premises shall have no such door, then these matters shall be handled in a manner satisfactory to Landlord. No storage of any material outside of the Leased Premises shall be allowed unless first approved by Landlord in writing, and then in only such areas as are designated by Landlord. Tenant shall not commit or suffer any waste on the Leased Premises nor shall Tenant permit any nuisance to be maintained on the Leased Premises or permit any disorderly conduct or other activity having a tendency to annoy or disturb any occupants of any part of the Area and/or any adjoining property.

7. LAWS AND REGULATIONS. -- TENANT RESPONSIBILITY. The Tenant shall, at its sole cost and expense, comply with all laws and regulations of any governmental entity, board, commission or agency having jurisdiction over the Leased Premises, except to the extent that such regulations relate to facilities which are under the sole control of the Landlord or shared with other tenants, in which event Tenant agrees to pay a prorated share of expenses. Tenant agrees not to install any

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electrical equipment that overloads any electrical paneling, circuitry or wiring and further agrees to comply with the requirements of the insurance underwriter or any governmental authorities having jurisdiction thereof.

8. LANDLORD'S RULES AND REGULATIONS. Upon reasonable notice to Tenant Landlord reserves the right to adopt and promulgate reasonable rules and regulations applicable to the Leased Premises and from time to time amend or supplement said rules or regulations, provided that such rules and regulations do not restrict the use of the Leased Premises by Tenant or the purpose set forth in Section 6 above. Notice of such rules and regulations and amendments and supplements thereto shall be given to Tenant, and Tenant agrees to comply with and observe such rules and regulations and amendments and supplements thereto provided that the same apply uniformly to all Tenants of the Landlord in the Area.

9. PARKING. If the Landlord provides off street parking for the common use of Tenants, employees and customers of the Area, the Tenant shall park all vehicles of whatever type used by Tenant and/or Tenant's employees only in such areas thereof as are designated by Landlord for this purpose, and Tenant accepts the responsibility of seeing that Tenant's employees park only in the areas so designated. Tenant shall, upon the request of the Landlord, provide to the Landlord license numbers of the vehicles normally used by Tenant and its employees. The number of parking spaces within the off-street parking area allocated shall not be less than one parking space per 361 square feet of area leased in the Leased Premises.

10. CONTROL OF COMMON AREAS. -- EXCLUSIVE CONTROL OF THE LANDLORD. All Common Areas shall at all times be subject to the exclusive control and management of Landlord, notwithstanding that Tenant and/or Tenant's employees and/or customers may have a nonexclusive right to the use thereof. Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to the use of and Common Areas, upon reasonable notice to Tenant.

11. TAXES.

    a. REAL PROPERTY TAXES AND ASSESSMENTS. The Tenant shall pay to the
Landlord on the first day of each month, as additional rent, the Tenant's Prorata Share of all real estate taxes and special assessments levied and assessed against the Building in which the Leased Premises are located and the Common Areas. If the first and last years of the Lease Term are not calendar years, the obligations of the Tenant hereunder shall be prorated for the number of days during the calendar year that this Lease is in effect. The monthly payments for such taxes and assessments shall be $ 4,209.00 until the Landlord receives the first tax statement for the referred to properties. Thereafter, the monthly payments shall be based upon 1/12th of the prior year's taxes and assessments. Once each year the Landlord shall determine the actual Tenant's Prorata Share of taxes and assessments for the prior year and if the Tenant has paid less than the Tenant's Prorata Share for the prior year the Tenant shall pay the deficiency to the Landlord with the next payment of Base Monthly Rent, or, if the Tenant has paid in excess of the Tenant's Prorata Share for the prior year the Landlord shall forthwith refund said excess to the Tenant. Additionally, upon Lease Agreement expiration or termination Landlord shall also determine Tenant's Prorata Share of taxes and assessments for the calendar year in which the Lease Agreement expires or terminates based on the most recent valuation and estimate of taxes provided by Boulder County. If the Tenant has paid less than the Tenant's prorated Prorata Share for the current year the Tenant shall pay the deficiency, or, if the Tenant has paid in excess of the Tenant's prorated Prorata Share for the current year the Landlord shall forthwith refund the excess to the Tenant.

    b. PERSONAL PROPERTY TAXES. Tenant shall be responsible for, and shall pay promptly when due, any and all taxes and/or assessments levied and/or assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the Leased Premises by Tenant.

    c. RENT TAX. If a special tax, charge or assessment is imposed or levied upon the rents paid or payable hereunder or upon the right of the Landlord to receive rents hereunder (other than to the extent that such rents are included as a part of the Landlord's income for the purpose of an income tax), the Tenant shall reimburse the Landlord for the amount of such tax within fifteen (15) days after demand therefore is made upon the Tenant by the Landlord.

    d. OTHER TAXES, FEES AND CHARGES. Tenant shall pay to Landlord, on the first day of each month, as additional rent, Tenant's Pro Rata Share of any "Other Charges" (as hereinafter defined) levied, assessed, charged or imposed against the Area, as a whole. Unless paid directly by Tenant to the authority levying, assessing, charging or imposing same, Tenant shall also pay to Landlord, on the first day of the month following payment of same by Landlord, the entire costs of any such "Other Charges" levied, assessed, charged or imposed against the Leased Premises, Tenant's use of same, or Tenant's conduct of business thereon. For purposes of this provision, "Other Charges" shall mean and refer to any and all taxes, assessments, impositions, user fees, impact fees, utility fees, transportation fees, alternative transportation fees and passes, infrastructure fees, system fees, license fees, and any other charge or assessment imposed by any governmental authority or applicable subdivision on the Area, the Leased Premises or the ownership or use of the Area or Leased Premises, or the business conducted thereon, whether or not formally denominated as a tax, assessment, charge or other nominal description, whether now in effect or hereafter enacted or imposed (excluding, however, Landlord's income taxes).

    e. Representations and Warranties. Landlord represents and warrants that there are no pending taxes or Other Charges payable under this section, or otherwise related to the Leased Premises, as of the date of the execution of this Lease Agreement, and that if such preexisting tax conditions are discovered that these shall be the sole responsibility of the Landlord.

    f. Should Landlord protest and win a reduction in the real estate taxes for the Building and Area, Tenant shall be obligated to pay its Prorata Share of the cost of such protest, if the protest is handled by a party other than the Landlord.

12. INSURANCE.

    a. LANDLORD'S INSURANCE. Landlord shall obtain and maintain such fire and casualty insurance on the core and shell of the Building in which the Leased Premises are located and the Common Areas, as well as such loss of rents, business interruption, liability or any other insurance, as it deems appropriate, with such companies and on such terms and conditions as are customary and reasonable for similar properties. Such insurance shall not be required to cover any of Tenant's inventory, furniture, furnishings, fixtures, equipment or tenant improvements (whether or not installed on the Leased Premises by or for Tenant and whether or not included within the tenant finish provided by Landlord), and

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Landlord shall not be obligated to repair any damage thereto or replace any of same, and Tenant shall have no interest in any proceeds of Landlord's insurance.

    b. TENANT'S INSURANCE. Tenant shall, at its sole cost and expense, obtain and maintain throughout the term of this Lease Agreement, on a full replacement cost basis, "all risk" insurance covering all of Tenant's inventory, furniture, furnishings, fixtures, equipment and all tenant improvements or tenant finish (whether or not installed by Landlord) and betterments located on or within the Leased Premises. In addition, Tenant shall obtain and maintain, at its sole cost and expense, comprehensive general public liability insurance providing coverage from and against any loss or damage occasioned by an accident or casualty on, about or adjacent to the Leased Premises, including protection against death, personal injury and property damage. Such liability coverage shall be written on an "occurrence" basis, with limits of not less than $1,000,000.00 combined single limit coverage.

         All policies of insurance required to be carried by Tenant hereunder shall be written by an insurance company licensed to do business in the State of Colorado, and shall name Landlord as an additional named insured and/or loss payee, as Landlord may direct. Each such policy shall provide that same shall not be changed or modified without at least thirty (30) days' prior written notice to Landlord and any mortgagee of Landlord. Certificates evidencing the extent and effectiveness of all Tenants insurance shall be delivered to Landlord. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant under this Lease Agreement.

         In the event that Tenant fails to maintain any of the insurance required of it pursuant to this provision, Landlord shall have the right (but not the obligation) at Landlord's election, to pay Tenant's premiums or to arrange substitute insurance with an insurance company of Landlord's choosing, in which event any premiums advanced by Landlord shall constitute additional rent payable under this Lease Agreement and shall be payable by Tenant to Landlord immediately upon demand for same. Landlord shall also have the right, but no the obligation, whether or not Tenant maintains coverage to carry any such insurance as Landlord may elect in order to provide coverage in the event Tenant fails to properly maintain such insurance.

         The rights of Landlord hereunder shall be in addition to, and not in lieu of any other rights or remedies available to Landlord under this Lease Agreement or provided by law or in equity. Without limiting the foregoing, in the event that coverage of any risk for which Tenant is responsible pursuant to this Section 12 is ultimately provided by coverage maintained by Landlord, whether due to Tenant's failure to provided or maintain such insurance or otherwise, Tenant shall promptly reimburse Landlord for an amount equal to any deductible incurred, immediately upon demand for same.

    c. TENANT'S HIGH PRESSURE STEAM BOILER INSURANCE. If Tenant makes use of any kind of steam or other high pressure boiler or other apparatus which presents a risk of damage to the Leased Premises or to the Building or other improvements of which the Leased Premises are a part or to the life or limb of persons within such premises, Tenant shall secure and maintain appropriate boiler insurance in an amount satisfactory to Landlord. The Landlord shall be named insured in any such policy or policies. Certificates for such insurance shall be delivered to Landlord and shall provide that said insurance shall not be changed, modified, reduced or canceled without thirty (30) days prior written notice thereof being given to Landlord.

    d. TENANT'S SHARE OF LANDLORD INSURANCE. Tenant shall pay the Landlord as additional rent Tenant's Prorata Share of the insurance secured by the Landlord pursuant to "12A" above. Payment shall be made on the first day of each month as additional rent. The monthly payments for such insurance shall be $ 281.00 until changed by Landlord as a result of an increase or decrease in the cost of such insurance.

    e. MUTUAL SUBROGATION WAIVER. Landlord and Tenant hereby grant to each other, on behalf of any insurer providing fire and extended coverage to either of them covering the Leased Premises, Buildings or other improvements thereon or contents thereof, a waiver of any right of subrogation any such insurer of one party may acquire against the other or as against the Landlord or Tenant by virtue of payments of any loss under such insurance. Such a waiver shall be effective so long as the Landlord and Tenant are empowered to grant such waiver under the terms of their respective insurance policy or policies and such waiver shall stand mutually terminated as of the date either Landlord or Tenant gives notice to the other that the power to grant such waiver has been so terminated.

13. UTILITIES.

    a. Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas, electric, sewer service and any other utility service used or consumed on the Leased Premises. For all utility services used or consumed on the Leased Premises which are included in utility services to an area larger than the Leased Premises, Landlord and Tenant shall agree upon a reasonable formula for allocation of such costs and Tenant agrees to pay for its reasonable share of such costs, except that Tenant shall not be responsible for any share of such costs which are directly attributable to the unreasonable actions of Landlord or Landlord's tenants which share or have access to the area larger than the leased premises. Tenant shall pay monthly, commencing with the first month of the Lease Term, as additional rent due under the terms hereof, a sum equal to Tenant's Prorata Share of the estimated costs for said twelve (12) month period, divided by 12. Once each year the Landlord shall determine the actual costs of the foregoing expenses for the prior year and if the actual costs are greater than the estimated costs, the Tenant shall pay its Tenant's Prorata Share of the difference between the estimated costs and the actual costs to the Landlord with the next payment of Base Monthly Rent, or, if the actual costs are less than the estimated costs, the Landlord shall forthwith refund the amount of the Tenant's excess payment to the Tenant. Additionally, upon Lease expiration or termination Landlord shall also determine Tenant's Prorata Share of the annualized actual costs of the foregoing expenses for the number of days the Lease is in effect during the calendar year in which the Lease expires or terminates. If the annualized actual costs are greater than the estimated costs, the Tenant shall pay its Tenant's Prorata Share of the difference between the estimated costs and the annualized actual costs to the Landlord, or, if the annualized actual costs are less than the estimated costs, the Landlord shall forthwith refund the excess payment to the Tenant. For purposes of calculating Tenant's share of expenses under this paragraph, annualized actual costs shall be the sum of actual costs for the year at the time of reconciliation plus the total estimated costs prorated for the number of days from the date the last actual cost was paid to the end of the year. For all utility services used or consumed on the Leased Premises in which the utility service is used solely on the Leased Premises, the Tenant shall forthwith upon taking occupancy of the Leased Premises make arrangements with the Excel Energy Company, U.S. West or other appropriate utility company to pay the utilities used on the Leased Premises and to have the same billed to the Tenant at the address designated by the Tenant. Should there be a time where the Landlord remains responsible for utilities supplied to the Leased Premises, the Landlord shall bill the Tenant therefore and the Tenant shall promptly reimburse the Landlord therefore. In no event shall Landlord be liable for any interruption or failure

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in the supply of any such utility to the Leased Premises.

         In the event the utility company supplying water and/or sewer to the Leased Premises determines that an additional service fee, impact fee, and/or assessment, or any other type of payment or penalty is necessary due to Tenant's use and occupancy of the Building, nature of operation and/or consumption of utilities, said expense shall be borne solely by the Tenant. Said expense shall be paid promptly and any repairs requested by the utility company shall be performed by Tenant immediately and without any delay.

    b. Landlord Controls Selection. Landlord has advised Tenant that presently Excel Energy Company of Colorado ("Utility Service Provider") is the utility company selected by Landlord to provide electricity and gas service for the Building. Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity and/or gas service (each such company shall hereinafter be referred to as an ("Alternative Service Provider") or continue to contract for service from the Utility Service Provider.

    c. Tenant Shall Give Landlord Access. Tenant shall cooperate with Landlord, Utility Service Provider, and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, Utility Service Provider, and any Alternative Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, gas lines, and any other machinery within the Premises.

    d. Landlord Not Responsible for Interruption of Service. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electrical and/or gas energy furnished to the Premises, or if the quantity or character of the electric and/or gas energy supplied by the Utility Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease Agreement.

14. MAINTENANCE OBLIGATIONS OF LANDLORD. Except as herein otherwise specifically provided for, Landlord shall keep and maintain the roof and exterior of the Building of which the Leased Premises are a part in good repair and condition. Tenant shall repair and pay for any damage to roof, foundation and external walls caused by Tenant's action, negligence or fault. Landlord shall repair and pay for any damage to roof, foundation and external walls, and resulting damage to the Leased Premises, caused by Landlord's or other tenant's action, negligence or fault.

15. MAINTENANCE OBLIGATIONS OF THE TENANT. Subject only to the maintenance obligations of the Landlord as herein provided for, the Tenant shall, during the entire Lease Term, including all extensions thereof, at the Tenant's sole cost and expense, keep and maintain the Leased Premises in good condition and repair, including specifically the following:

    a. ELECTRICAL SYSTEMS. Tenant agrees to maintain in good working order and to make all required repairs and replacements to the electrical systems for the Leased Premises. Tenant upon signing this Lease Agreement acknowledges that Tenant has inspected the existing electrical systems and all such systems are in good repair and working order.

    b. PLUMBING SYSTEMS. Tenant agrees to maintain in good working order and to make all required repairs or replacements to the plumbing systems for the Leased Premises. Tenant upon signing this Lease Agreement acknowledges that Tenant has inspected the existing plumbing systems and all such systems are in good repair and working order.

    c. TENANT'S RESPONSIBILITY FOR BUILDING AND AREA REPAIRS. Tenant shall be responsible for any repairs required for any part of the Building or Area of which the Leased Premises are a part if such repairs are necessitated by the actions or inactions of Tenant, except that Tenant shall not be responsible for any repairs made necessary by Landlord's negligent acts.

    d. CUTTING ROOF. Tenant must obtain in writing the Landlord's approval prior to making any roof penetrations, which approval shall not be unreasonably withheld in light of the intended and permitted use of the Lease Premises. Failure by Tenant to obtain written permission to penetrate a roof shall relieve Landlord of any roof repair obligations as set forth in Paragraph "14" hereof. Tenant further agrees to repair upon termination of this Lease Agreement if requested in writing by Landlord, at Tenant's sole cost and expense, all roof penetrations made by the Tenant and to use, , a licensed contractor to make such penetrations and repairs.

    e. GLASS AND DOORS. The repair and replacement of all glass and doors on the Leased Premises, which do not form part of the Common Areas, shall be the responsibility of the Tenant. Any such replacements or repairs shall be promptly completed at the expense of the Tenant.

    f. LIABILITY FOR OVERLOAD. Tenant shall be responsible for the repair or replacement of any damage to the Leased Premises, the Building or the Area which result from the Tenant's movement of heavy articles therein or thereon, except ordinary wear and tear reasonable in premises of a similar type and use. Tenant shall not overload the floors of any part of the Leased Premises.

    g. LIABILITY FOR OVERUSE AND OVERLOAD OF OPERATING SYSTEMS. Tenant shall be responsible for the repair, upgrade, modification, and/or replacement of any operating systems servicing the Leased Premises and/or all or part of the Building which is necessitated by Tenant's change or increase in use of or non-disclosed use of all or a part of the Leased Premises. Operating systems include, but are not limited to, electrical systems; plumbing systems (both water and natural gas); heating, ventilating, and air conditioning systems; telecommunications systems; computer and network systems; lighting systems, fire sprinkler systems; security systems; and building control systems, if any.

    h. INSPECTION OF LEASED PREMISES-"AS IS" CONDITIONS. Tenant has inspected the Leased Premises and accepts the Leased Premises in the condition that they exist as of the date of this Lease Agreement, including, but not limited to, all mechanical, plumbing and electrical systems and the conditions of the interior.

    i. FAILURE OF TENANT TO MAINTAIN PREMISES. Should Tenant neglect to keep and maintain the Leased Premises as required herein, the Landlord shall have the right, but not the obligation, to have the work done and any reasonable costs

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therefore shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due.

16. COMMON AREA MAINTENANCE. Tenant shall be responsible for Tenant's Prorata Share of the total costs incurred for the operation, maintenance and repair of the Common Areas, including, but not limited to, the costs and expenses incurred for the operation, maintenance and repair of parking areas (including restriping and repaving); removal of snow; all utilities including water, gas, and electric for the building; janitorial for common areas and tenant occupied space; normal HVAC maintenance and elevator maintenance (if applicable); trash removal; security to protect and secure the Area; common entrances, exits, and lobbies of the Building; all common utilities, including water to maintain landscaping; replanting in order to maintain a smart appearance of landscape areas; supplies; depreciation on the machinery and equipment used in such operation, maintenance and repair; the cost of personnel to implement such services; the cost of maintaining in good working condition the HVAC system(s) for the Leased Premises; the cost of maintaining in good working condition the elevator(s) for the Leased Premises, if applicable; and costs to cover Landlord's management fees paid for the management of the property. These costs shall be estimated on an annual basis by the Landlord and shall be adjusted upwards or downwards depending on the actual costs for the preceding twelve months. Tenant shall pay monthly, commencing with the first month of the Lease Term, as additional rent due under the terms hereof, a sum equal to Tenant's Prorata Share of the estimated costs for said twelve (12) month period, divided by 12. The estimated initial monthly costs are $ 3,227.00. Once each year the Landlord shall determine the actual costs of the foregoing expenses for the prior year and if the actual costs are greater than the estimated costs, the Tenant shall pay its Tenant's Prorata Share of the difference between the estimated costs and the actual costs to the Landlord with the next payment of Base Monthly Rent, or, if the actual costs are less than the estimated costs, the Landlord shall forthwith refund the amount of the Tenant's excess payment to the Tenant.

Additionally, upon Lease Agreement expiration or termination Landlord shall also determine Tenant's Prorata Share of the annualized actual costs of the foregoing expenses for the number of days the Lease is in effect during the calendar year in which the Lease Agreement expires or terminates. If the annualized actual costs are greater than the estimated costs, the Tenant shall pay its Prorata Share of the difference between the estimated costs and the annualized actual costs to the Landlord, or, if the annualized actual costs are less than the estimated costs, the Landlord shall forthwith refund the excess to the Tenant. For purposes of calculating Tenant's share of expenses under this paragraph, annualized actual costs shall be the sum of actual costs for the year at the time of reconciliation plus the total estimated costs prorated for the number of days from the date the last actual cost was paid to the end of the year.

17. INSPECTION OF AND RIGHT OF ENTRY TO LEASED PREMISES--REGULAR, EMERGENCY, RELETTING. Landlord and/or Landlord's agents and employees, shall have the right to enter the Leased Premises upon reasonable notice and such that Tenant's business is not unreasonably interrupted and such that Landlord shall reasonably follow all of Tenants safety rules and procedures, at all times during regular business hours and, at all times during emergencies, to examine the Leased Premises, to make such repairs, alterations, improvements or additions as Landlord deems necessary, and Landlord shall be allowed to take all materials into and upon said Leased Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while such repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. During the six months prior to the expiration of the term of this Lease Agreement or any renewal thereof, Landlord may, upon reasonable notice and such that Tenant's business is not unreasonably interrupted, exhibit the Leased Premises to prospective tenants and/or purchasers and may place upon the Leased Premises the usual notices indicating that the Leased Premises are for lease and/or sale.

18. ALTERATION-CHANGES AND ADDITIONS-RESPONSIBILITY.
Unless the Landlord's approval is first secured in writing, Tenant shall not make any additions which are fixed to the Leased Premises. Such fixtures, unless otherwise agreed in writing, shall become the property of the Landlord upon termination of this Lease Agreement. Notwithstanding the foregoing, Tenant shall be able to remove any and all of its equipment and trade fixtures which are easily removed or are otherwise not fixed to the premises. Landlord may at its sole option require Tenant at Tenant's cost to restore the Leased Premises to original condition at the time of occupancy, subject to Tenant's normal wear and tear. Notwithstanding the foregoing, Tenant shall be able to make changes to voice and data networks which do not materially alter any fixture of the Leased Premises without obtaining Landlord's consent. All such work shall be done in a good and workmanlike manner and shall consist of new materials unless agreed to otherwise by Landlord.

19. SIGN APPROVAL. Except for signs which are located inside of the Leased Premises and which are not attached to any part of the Leased Premises, the Landlord must approve in writing any sign to be placed in or on the interior or exterior of the Leased Premises, regardless of size or value, which approval shall not be unreasonably withheld. Tenant shall, during the entire Lease Term, maintain Tenant's signs in good condition and repair at Tenant's sole cost and expense. Tenant shall, remove all signs at the termination of this Lease Agreement, at Tenant's sole risk and expense and shall in a workmanlike manner properly repair any damage and close any unreasonable holes caused by the installation and/or removal of Tenant's signs. Tenant shall give Landlord prior notice of such removal so that a representative of Landlord shall have the opportunity of being present when the signage is removed, or shall pre-approve the manner and materials used to repair damage and close the holes caused by removal.

20. RIGHT OF LANDLORD TO MAKE CHANGES AND ADDITIONS. Landlord reserves the right at any time upon reasonable notice and such that Tenant's business is not unreasonably interrupted, to make alterations or additions to the Building or Area of which the Leased Premises are a part. Landlord also reserves the right to construct other buildings and/or improvements in the Area and to make alterations or additions thereto, all as Landlord shall determine, upon reasonable notice and such that Tenant's business is not unreasonably interrupted. Landlord further reserves the exclusive right to the roof of the Building of which the Leased Premises are a part. Landlord also reserves the right at any time to relocate, vary and adjust the size of any of the improvements or Common Areas located in the Area upon reasonable notice and such that Tenant's business is not unreasonably interrupted and provided that all such changes shall be in compliance with the requirements of governmental authorities having jurisdiction over the Area.

21. DAMAGE OR DESTRUCTION OF LEASED PREMISES. In the event the Leased Premises and/or the Building of which the Leased Premises are a part shall be totally destroyed by fire or other casualty or so badly damaged that, in the opinion of Landlord, it is not feasible to repair or rebuild same, Landlord shall have the right to terminate this Lease Agreement upon written notice to Tenant and if the Landlord elects not to terminate the Lease Agreement, rent shall be abated until the Leased Premises are reconstructed. If the Leased Premises are partially damaged by fire or other casualty, , and said Leased Premises are rendered untenable thereby, as determined by ordinary reason and prudence, an appropriate reduction of the rent shall be allowed for the unoccupied portion of the Leased Premises until repair thereof shall be substantially completed. If the Landlord elects to exercise the right herein vested in it to terminate this Lease Agreement as a result of damage to or destruction of the Leased Premises or the Building in which the Leased Premises are located, said election shall be made by giving notice thereof to the Tenant within thirty (30) days after the date of said damage or destruction.

If the Leased Premises are damaged by fire or other casualty such that Tenant can not use the Leased Premises for the normal business purposes of Tenant under
Section 6 above, whether in part or in full, and the Landlord has not provided a schedule for repair of the Leased Premises within forty five (45) days of such event with further assurances that it will be able to restore the Leased Premises, or is diligently working to restore the Leased Premises, to full operating condition within a 360 day period of such event, then Tenant shall be able to cancel this Lease Agreement upon written notice to the Landlord. Notwithstanding the foregoing, Tenant may not cancel the Lease Agreement if the damage to the Leased Premises is due in whole or in part to the act, omission, fault or negligence of Tenant, so long the Landlord is diligently working to restore the Leased Premises.

22. GOVERNMENTAL ACQUISITION OF PROPERTY. Upon reasonable notice to Tenant, the Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to the acquisition of the Leased Premises, the Building, the Area, or any part thereof, by any governmental body or other person or entity via the exercise of the power of eminent domain, it being understood and agreed that any financial settlement made or compensation paid respecting said land or improvements to be so taken, whether resulting from negotiation and agreement or legal proceedings, shall be the exclusive property of Landlord, there being no sharing whatsoever between Landlord and Tenant of any sum so paid. In the event of any such taking, Landlord shall have the right to terminate this Lease Agreement on the date possession is delivered to the condemning person or authority. Such taking of the property shall not be a breach of this Lease Agreement by Landlord nor give rise to any claims in Tenant for damages or compensation from Landlord. Nothing herein contained shall be construed as depriving the Tenant of the right to retain as its sole property any compensation paid for any tangible personal property owned by the Tenant which is taken in any such condemnation proceeding.

Landlord shall inform Tenant immediately of the pendency of any legal action or proceeding under this Section 22. Notwithstanding the foregoing, Tenant shall be entitled to seek, directly from the acquiring governmental authority an award for Tenant's fixtures which are agreed to be Tenant's property in writing by the Landlord in accord with Section 18 above, and any award for any of Tenant's trade fixtures, equipment, personal property and relocation expenses.

Landlord represents and warrants that there are no any such governmental actions pending as of the effective date of this Lease Agreement, and that if such preexisting governmental actions are later discovered that this Lease Agreement shall be void.

23. ASSIGNMENT OR SUBLETTING. Tenant may not assign this Lease Agreement, or sublet the Leased Premises or any part thereof, without the written consent of Landlord. No such assignment or subletting if approved by the Landlord shall relieve Tenant of any of its obligations hereunder, and, the performance or nonperformance of any of the covenants herein contained by subtenants shall be considered as the performance or the nonperformance by the Tenant.

24. WARRANTY OF TITLE. Subject to the provisions of the following three (3) paragraphs hereof, Landlord covenants it has good right to lease the Leased Premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy and enjoy the Leased Premises during the term of the Lease Agreement.

25. ACCESS. Landlord shall provide Tenant nonexclusive access to the Leased Premises through and across land and/or other improvements owned by Landlord. Landlord shall have the right, during the term of this Lease Agreement, to designate, and to change, such nonexclusive access, upon reasonable notice and such that any change shall not materially interfere with Tenant's ability to conduct normal business.

26. SUBORDINATION. Subject to the provisions below, Tenant agrees that this Lease Agreement shall be subordinate to any mortgages, trust deeds or ground leases that may now exist or which may hereafter be placed upon said Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Tenant shall execute and deliver whatever instruments may be required for the above purposes, and failing to do so within ten (10) days after demand in writing shall constitute a material default under this Lease. Tenant shall in the event of the sale or assignment of Landlord's interest in the Area or in the Building of which the Leased Premises form a part, or in the event of any proceedings brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease Agreement.

If so requested by Tenant, Landlord shall use reasonable best efforts to ensure that a letter of non-disturbance shall be obtained from any lender, and such letter shall provide that Tenant's use, possession or enjoyment of the Premises shall not be interfered with, nor shall the leasehold estate granted by this Lease Agreement be affected in any other manner, in any foreclosure, deed in lieu of foreclosure or any action or proceeding instituted under or in connection with any mortgage, trust deed or ground lease for so long as Tenant shall not be in default of any terms of this Lease Agreement. If Landlord is unable to obtain a letter of non-disturbance, this shall not be a material default under this Lease Agreement.

27. EASEMENTS. The Landlord shall have the right to grant any easement on, over, under and above the Area for such purposes as Landlord determines, provided that such easements do not materially interfere with Tenant's occupancy and ability to conduct business and use of the Leased Premises, and upon reasonable notice.

28. INDEMNIFICATION AND WAIVER Except in the case of a breach or default in the performance of any obligation under this Lease Agreement, each party shall indemnify, defend and hold harmless the other party and nothing in this Lease Agreement shall be construed as imposing any liability on them for any loss, costs, expense (including reasonable attorney's fees), or any claims, suits, actions or damages arising from the ownership, use, control or occupancy of any portion of the Project including the Building, Common Areas and Premises unless such loss, cost, expense, claim, suit or action is a result of or caused by the negligent acts or omissions of such other party or its agents, servants, employees, contractors, or invitees. Tenant shall not indemnify Landlord for acts or failure to observe or comply with any of the rules by any other tenant or occupant of the Building or Project that adversely affect Tenant's use and occupancy in which Landlord has been put on notice of such adverse impact to Tenant.

29. ACTS OR OMISSION OF OTHERS. Other than as specified in this Lease Agreement and in the Laws of the State of

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Colorado, the Landlord, or its employees or agents, or any of them, shall not be responsible or liable to the Tenant or to the Tenant's guests, invitees, employees, agents or any other person or entity, for any loss or damage that may be caused by the acts or omissions of other tenants, their guests or invitees, occupying any other part of the Area or by persons who are trespassers on or in the Area, or for any loss or damage caused or resulting from the bursting, stoppage, backing up or leaking of water, gas, electricity or sewers or caused in any other manner whatsoever, unless such loss or damage is caused by or results from the negligent acts of the Landlord, its agents or contractors.

30. INTEREST ON PAST DUE OBLIGATIONS. Any amount due to Landlord not paid when due shall bear interest at two (2%) percent per month from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease Agreement. Tenant shall be granted a grace period of ten (10) days from the date the obligation was initially due, and if Tenant does not pay within the grace period interest shall accrue from the date the obligation was initially due.

31. HOLDING OVER. If Tenant shall remain in possession of the Leased Premises after the termination of this Lease, and is not negotiating in good faith the extend the lease term, whether by expiration of the Lease Term or otherwise, without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant. The rent rate during such holdover tenancy shall be equivalent to one hundred and fifty percent (150%) the monthly rent paid for the last full month of tenancy under this Lease, excluding any free rent concessions which may have been made for the last full month of the Lease. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having been first obtained. Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in surrendering possession of the Leased Premises including, without limitation, any claims made with regard to any succeeding occupancy bounded by such holdover period.

32. MODIFICATION OR EXTENSIONS. No modification or extension of this Lease Agreement shall be binding upon the parties hereto unless in writing and unless signed by the parties hereto.

33. NOTICE PROCEDURE. All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing and such that are to be given to Tenant shall be deemed to have been properly given if served on Tenant or an employee of Tenant or sent to Tenant by United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Tenant at see page 1 or at such other place as Tenant may from time to time designate in a written notice to Landlord; and, such as are to be given to Landlord shall be deemed to have been properly given if personally served on Landlord or if sent to Landlord, United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Landlord at 4875 Pearl East Cr. #300, Boulder, CO 80301 or at such other place as Landlord may from time to time designate in a written notice to Tenant. Any notice given by mailing shall be effective as of the date of receipt.

34. MEMORANDUM OF LEASE-NOTICE TO MORTGAGEE. The Landlord and Tenant agree not to place this Lease Agreement of record, but upon the request of either party to execute and acknowledge so the same may be recorded a short form lease indicating the names and respective addresses of the Landlord and Tenant, the Leased Premises, the Lease Term, the dates of the commencement and termination of the Lease Term and options for renewal, if any, but omitting rent and other terms of this Lease Agreement. Tenant agrees to an assignment by Landlord of rents and of the Landlord's interest in this Lease Agreement to a mortgagee, if the same be made by Landlord. Tenant further agrees if requested to do so by the Landlord that it will give to said mortgagee a copy of any request for performance by Landlord or notice of default by Landlord; and in the event Landlord fails to cure such default, the Tenant will give said mortgagee a sixty
(60) day period in which to cure the same. Said period shall begin with the last day on which Landlord could cure such default before Tenant has the right to exercise any remedy by reason of such default. All notices to the mortgagee shall be sent by United States registered or certified mail, postage prepaid, return receipt requested.

35. CONTROLLING LAW. The Lease Agreement, and all terms hereunder shall be construed consistent with the laws of the State of Colorado. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in Boulder County and in no other jurisdiction.

36. LANDLORD NOT A PARTNER WITH THE TENANT. Nothing contained in this Lease Agreement shall be deemed, held or construed as creating Landlord as a partner, agent, associate of or in joint venture with Tenant in the conduct of Tenant's business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.

37. PARTIAL INVALIDITY. If any term, covenant or condition of this Lease Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease Agreement or the application of such term, covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

38. DEFAULT-REMEDIES OF LANDLORD.
    a. The occurrence of any of the following events shall constitute a default by Tenant under this Lease Agreement:

         i. Failure to make due and punctual payment of rent or any other charges, assessments or amounts due or payable or required to be paid under this Lease Agreement; or

         ii. Neglect or failure by Tenant to perform or observe, or any other breach of, any other term, covenant or condition of this Lease Agreement; or

         iii. Adjudication of Tenant as bankrupt or insolvent, or filing by or against Tenant of any petition in bankruptcy or for reorganization or for the adoption of any arrangement under the Bankruptcy Code; application is made for the appointment of receiver or conservator for Tenant's business or property; or assignment by Tenant is made of its property for the benefit of its creditors; or Tenant's interest in this Lease Agreement or any substantial amount of Tenant's other real or personal property is levied or executed upon by process of law; or

         iv. Petition or other proceeding is made by or against Tenant for its dissolution or liquidation; or voluntary dissolution or liquidation of Tenant; or

         v. Abandonment of the Leased Premises, by Tenant for a period of time in excess of thirty (30) consecutive

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days.

     b. If Tenant shall default in the payment of rent or in the keeping of any of the terms, covenants or conditions of this Lease Agreement to be kept and/or performed by Tenant or shall otherwise commit any event of default as defined above, Landlord may upon the expiration of any applicable cure, immediately, or at any time thereafter, reenter the Leased Premises, remove all persons and property therefrom, without being liable to indictment, prosecution for damage therefore, or for forcible entry and detainer and repossess and enjoy the Leased Premises, together with all additions thereto or alterations and improvements thereof. Landlord may, at its option, at any time and from time to time thereafter, relet the Leased Premises or any part thereof for the account of Tenant or otherwise, and receive and collect the rents therefore and apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession and for putting the same in good order and condition for rerental, and expense, commissions and charges paid by Landlord in reletting the Leased Premises. Any such reletting may be for the remainder of the term of this Lease Agreement or for a longer or shorter period. In lieu of reletting such Leased Premises, Landlord may occupy the same or cause the same to be occupied by others. Whether or not the Leased Premises or any part thereof be relet, Tenant shall pay the Landlord the rent and all other charges required to be paid by Tenant up to the time of the expiration of this Lease Agreement or such recovered possession, as the case may be and thereafter, Tenant, if required by Landlord, shall pay to Landlord until the end of the term of this Lease Agreement, the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net amount received by Landlord for such reletting, if any, unless waived by written notice from Landlord to Tenant. No action by Landlord to obtain possession of the Leased Premises and/or to recover any amount due to Landlord hereunder shall be taken as a waiver of Landlord's right to require full and complete performance by Tenant of all terms hereof, including payment of all amounts due hereunder or as an election on the part of Landlord to terminate this Lease Agreement. If the Leased Premises shall be reoccupied by Landlord, then, from and after the date of repossession, Tenant shall be discharged of any obligations to Landlord under the provisions hereof for the payment of rent. If the Leased Premises are reoccupied by the Landlord pursuant hereto, and regardless of whether the Leased Premises shall be relet or possessed by Landlord, all fixtures, additions, furniture, and the like then on the Leased Premises may be retained by Landlord. In the event Tenant is in default under the terms hereof and, by the sole determination of Landlord, has abandoned the Leased Premises, Landlord shall have the right to remove all the Tenant's property from the Leased Premises and dispose of said property in such a manner as determined best by Landlord, at the sole cost and expense of Tenant and without liability of Landlord for the actions so taken and without liability on the part of Landlord for any action so taken.

     c. In the event an assignment of Tenant's business or property shall be made for the benefit of creditors, or, if the Tenant's leasehold interest under the terms of this Lease Agreement shall be levied upon by execution or seized by virtue of any writ of any court of law, or, if application be made for the appointment of a receiver for the business or property of Tenant, or, if a petition in bankruptcy shall be filed by or against Tenant, then and in any such case, at Landlord's option, with or without notice, Landlord may terminate this Lease Agreement and immediately retake possession of the Leased Premises without the same working any forfeiture of the obligations of Tenant hereunder .

     d. In addition to all rights and remedies granted to Landlord by the terms hereof, Landlord shall have available any and all rights and remedies available at law or in equity, or under the statutes of the State of Colorado. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Further, all powers and remedies given by this Lease Agreement to Landlord may be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of any such default or acquiescence thereof. The acceptance of rent by Landlord shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Landlord to any remedies herein given.

     e. If Tenant shall, for any reason, vacate the Leased Premises before the end of the Lease Agreement and more than 30 days late in the payment of rental payments, landlord shall have the right to accelerate rental payments and any and all future rent payments due during the course of the Lease Term shall become immediately payable in full to the Landlord, except that Tenant shall have the right, in accord with the provisions of Article 23 above, to obtain a sublessee acceptable to the Landlord for the remainder of the Lease Term, and Landlord's consent to any qualified sublessee shall not be unreasonably withheld. Amount received under any such sublease shall be creditable against Tenant's obligations to pay rent and shall not remove the primary obligation of the Tenant to pay the rent.

39. LEGAL PROCEEDINGS-RESPONSIBILITIES. In the event of proceeding at law or in equity by either party hereto, the defaulting party shall pay all costs and expenses, including all reasonable attorney's fees incurred by the non-defaulting party in pursuing such remedy, if such non-defaulting party is awarded substantially the relief requested.

40. ADMINISTRATIVE CHARGES. In the event any check, bank draft or negotiable instrument given for any money payment hereunder shall be dishonored at any time and from time to time, for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, (1) to make an administrative charge of $100.00 or three times the face value of the check, bank draft or negotiable instrument, whichever is smaller, and (2) at Landlord's sole option, if Tenant's financial instrument has been returned more than two (2) times in any consecutive twelve (12) month period, to require Tenant to make all future rental payments in cash or cashiers check.

41 LANDLORD HAZARDOUS MATERIALS AND ENVIRONMENTAL CONSIDERATIONS.

     a. Tenant shall not be held liable, and Landlord agrees to indemnify and hold Tenant harmless, from and against any action brought with regards to any conditions in the Leased Premises or Common Areas which existed prior to the commencement of the Lease Term, and which violate any and all applicable Hazardous Materials Laws (as hereinafter defined), UST Laws (as hereinafter defined) and environmental and occupation safety and health rules laws and regulations ("Preexisting Violations"). Tenant shall not be held liable, and Landlord agrees to indemnify and hold Tenant harmless, from and against any action brought with regards to any conditions caused by Landlord in the Common Area or Leased Premises during the Lease Term which violate any and all applicable Hazardous Materials Laws, UST Laws and environmental and occupation safety and health rules laws and regulations. For the avoidance of doubt, under this Article 41 Landlord shall be responsible for the timely cure, at its expense, of (i) Landlord's violation of Hazard Material Laws and (ii) any Preexisting Conditions that impair the use of the Leased Premises by Tenant.

     b. Landlord covenants and agrees to provide to Tenant, upon Tenant's reasonable request, access to any and all communications to or from any federal, state or local governmental authority or agency or political subdivision relating to Hazardous Materials Laws or any UST Laws, or violation thereof affecting the Common Area or Leased Premises and all communications to or from any other person relation to Hazardous Materials Laws or any UST Laws, or violation thereof affecting the Common Areas or Leased Premises. Without limiting the foregoing, Landlord also covenants and agrees to provide Tenant access to all reports prepared by or on behalf of Landlord with respect to compliance by Landlord with Hazardous Materials Laws or any UST Laws insofar as they pertain to the Common Areas or Leased Premises or the operations conducted by Landlord thereon, as well as copies of any "Material Safety Data Sheets" issued from time to time in connection with any Hazardous Materials used, generated, handled, stored or disposed of on, about or from the Common Areas or Leased Premises.

     c. Landlord covenants and agrees to, within a reasonable amount of time, advise Tenant in writing of (i) any and all claims made or threatened by any governmental authority, political subdivision or any private third party with respect to any alleged violation of any applicable Hazardous Materials Laws or of any other claim of liability arising out of or related to Hazardous Materials; (ii) Landlord's discovery of any occurrence or condition in, on or about the Leased Premises or Common Areas, which constitutes or may constitute a violation of any applicable Hazardous Materials Laws or breach of any term or condition of this Lease; (iii) any and all claims made or threatened by any governmental authority, political subdivision or any private third party with respect to any alleged violation of any UST Laws or of any other liability arising out of or in connection with Landlord's installation, use or maintenance of above ground or underground storage tanks on or under the Leased Premises;
(iv) Landlord's discovery of any occurrence of condition in, on or about the Common Areas or Leased Premises, which constitutes a violation of any such laws; and (v) any remedial action taken or proposed to be taken by Landlord in response to any claim or discovery described in subparagraphs (i), (ii), (iii) or (iv).

     d. Tenant shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any asserted violation of applicable Hazardous Materials by Landlord, and Landlord shall pay all attorney's fees, cost and expenses associated therewith so long as Tenant agrees to be represented by counsel of Landlord's choosing and that Landlord shall control the settlement of any claim, subject to Tenant's consent to any such settlement which consent shall not be unreasonably withheld. If Tenant chooses to be represented by separate counsel Tenant shall pay all attorney's fees, costs and expenses associated therewith.

     Landlord represents and warrants, to the best of its information, belief and knowledge, that there are no Preexisting Violations of any and all Hazardous Materials Laws, UST Laws and environmental and occupation safety and health rules, laws and regulations as of the effective date of this Lease Agreement.

     e. Nothing in this Article 41 shall relieve either party of any liability in contravention of any and all applicable Hazardous Materials Laws, UST Laws and environmental and occupation safety and health rules laws and regulations which ordinarily attach to that party by operation of law.

     f. Subject to applicable laws, all obligations of Landlord under this
Section 41 shall survive and continue after the expiration of the term of this Lease Agreement or the earlier termination of this Lease Agreement for any reason.

42. TENANT HAZARDOUS MATERIALS AND ENVIRONMENTAL CONSIDERATIONS.

     a. The provisions of this Article 42 shall apply only to Tenant and its agents, employees, contractors, licensees and invitees, use, handling, storage and disposal of Hazardous Materials on or about the Leased Premises during the Lease Term, and any extensions of the Lease Term (Tenant's Acts).

     b. Tenant covenants and agrees that Tenant and its agents, employees, contractors, licensees and invitees will comply with all Hazardous Materials Laws. Without limiting the foregoing, in the event Tenant generates any Hazardous Materials on or about the Leased Premises, Tenant covenants and agrees that it will use, handle, store and dispose of such Hazardous Materials in full compliance with all Hazardous Materials Laws. The generation of any Hazardous Materials shall in no way interfere with (i) any other tenant's or adjoining landowner's ability to use its premises, or (ii) the integrity of Landlord's premises. All Hazardous Materials, vapors, chemicals or other pollutants shall be handled in an environment controlled by appropriately designed and installed air-handling or other appropriate equipment which shall be maintained and operated at Tenant's expense at all times during the term hereof, which equipment shall meet or exceed the stricter of standards imposed by any applicable Hazardous Materials Laws or any applicable industry standards. Any such air-handling or other equipment coming into contact with Hazardous Materials shall be removed by Tenant upon termination or expiration of this Lease if Landlord so requests.

     c. Without limiting the foregoing, in the event Tenant stores any Hazardous Materials on the Leased Premises (or elsewhere if such Hazardous Materials were generated on or transported from the Leased Premises), Tenant covenants and agrees that such storage shall be in compliance with all applicable Hazardous Materials Laws. Should it be necessary to store any Hazardous Materials outside the Building on the Leased Premises, Tenant shall do so in a manner designed to prevent contamination of the air, ground or water in, on or surrounding the Leased Premises.

     d. Without limiting the foregoing, Tenant covenants and agrees that any transportation of Hazardous Materials to or from the Leased Premises shall be accomplished in full compliance with all applicable Hazardous Materials Laws. Landlord shall be given full access to any and all records, bills of lading, manifests, and other information or records maintained by Tenant in connection with such transportation,

     e. Tenant covenants and agrees to inform Landlord at any time during the term of this Lease Agreement of any significant changes in the scope or type of Hazardous Materials it intends to use, generate, manufacture, handle, store or dispose of on, about or from the Leased Premises, and of any significant changes in the scope of activities conducted by Tenant on or in the Leased Premises.

     f. Tenant shall promptly take any and all necessary preventive and/or remedial action in response to any spills or releases of Hazardous Materials on, under or about the Leased Premises. Tenant shall take such preventive or remedial action in good faith so as to minimize any impairment to the Leased Premises and any adjoining premises. In the event Tenant undertakes any remedial action with respect to any Hazardous Materials on, under or about the Leased Premises, Tenant shall conduct and complete such remedial action (i) in compliance with all applicable Hazardous Materials Laws; (ii) to the reasonable satisfaction of Landlord; and (iii) in accordance with the lawful orders and directives of all federal, state and local governmental authorities or political subdivisions asserting jurisdiction over the Leased Premises.

     g. Upon expiration or termination of this Lease Agreement and/or vacation of the Leased Premises, Tenant covenants and agrees that it shall properly remove and dispose of all Hazardous Materials from the Leased Premises and thereafter provide Landlord with an environmental audit report, prepared by a professional consultant reasonably satisfactory to Landlord and at Tenant's sole expense, certifying that the Leased Premises and the surrounding areas have not been subjected to environmental harm brought about by Tenant's use and occupancy of the Leased Premises. If the initial report does not adequately certify that the Leased Premises and surrounding areas are not subject to environmental harm, Tenant shall, at Tenant's expense, undertake such remediation and mitigation actions as are appropriate and reasonably acceptable to Landlord and shall provide an updated or amended report by such professional consultant then certifying that the Leased Premises and surrounding areas are no longer subject to environmental harm brought by Tenant's use and occupancy of the Leased Premises. Landlord shall grant to Tenant and its agents or contractors such access to the Leased Premises as is reasonably necessary to accomplish such removal and prepare such audit. If such removal is not accomplished prior to the expiration of the Lease term, Tenant shall be obligated to pay rent to Landlord in an amount of One Hundred Ten (110%) of the last month's rent.

     h. Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any asserted violation of applicable Hazardous Materials Laws or UST Laws by Tenant, and Tenant shall pay all attorney's fees, cost and expenses associated therewith so long as Landlord agrees to be represented by counsel of Tenant's choosing and that Tenant shall control the settlement of any claim, subject to Landlord's consent to any such settlement which consent shall not be unreasonably withheld. If Landlord chooses to be represented by separate counsel Landlord shall pay all attorney's fees, costs and expenses associated therewith.

     Tenant shall and hereby covenants and agrees to indemnify, defend and hold Landlord harmless from and against any and all suits, actions, legal or administrative proceedings, demands, claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses and Tenant shall pay all attorney's fees, cost and expenses associated therewith so long as Landlord agrees to be represented by counsel of Tenant's choosing and that Tenant shall control the settlement of any claim, subject to Landlord's consent to any such settlement which consent shall not be unreasonably withheld which arise during or after the Lease Term as caused or permitted by Tenant's Acts in connection with (i) breach by Tenant of any of its agreements or covenants contained in this Section entitled "Hazardous Materials and Environmental Considerations";
(ii) the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant (or its agents, employees, contractors, licensees or invitees); (iii) personal injury or property damage to any person or property (including, without limitation, the Leased Premises) resulting from the use, storage, generation, manufacture, disposal or transportation of Hazardous Materials by Tenant (or its agents, employees, contractors, licensees or invitees) in, on, under or from the Leased Premises; (iv) any violation or claim of violation by Tenant (or its agents, employees, contractors, licensees or invitees) of any Hazardous Materials Laws; (v) costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work or action caused or permitted by Tenant's acts and required by any federal, state or local governmental agency, political subdivision or court order (or pursuant to settlement of any such proceedings); (vi) imposition of any lien for the recovery of any costs for environmental cleanup or other response costs caused or permitted by Tenant's Acts and related to the release or threatened release of Hazardous Materials in, on or about the Leased Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Leased Premises caused or permitted by Tenant's Acts results in any contamination of the Leased Premises, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Leased Premises to the condition existing prior to the introduction of any such Hazardous Materials to the Leased Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises. Tenant understands and agrees that its liability to Landlord shall arise upon the earlier to occur of (i) discovery of any Hazardous Materials on, under or about the Leased Premises caused or permitted by Tenant's Acts; or (ii) the institution of any claim asserting the violation of any Hazardous Materials Laws or other indemnified matter caused or permitted by Tenant's Acts, and not upon the realization of loss or damage, and Tenant agrees to pay to Landlord from time to time, immediately upon Landlord's request, an amount equal to such expenses, as reasonably determined by landlord. All agreements of indemnification of Landlord by Tenant shall also accrue to the benefit of the employees, agents, officers, directors and partners of Landlord.

     i. "Hazardous Materials" shall mean (i) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances, or any other materials or pollutants which pose a hazard to the Leased Premises or to persons on or about the Leased Premises or cause the Leased Premises to be in violation of any Hazardous Materials Laws; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers, or other equipment from which contain dielectric fluid containing levels of polychlorinated by phenyls in excess of fifty (50) parts per million; (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous waste," "toxic substances," "regulated substances," or words of similar import under any applicable federal, state or local law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq., the Solid Waste Disposal Act, 42 U.S.C. Section 6991, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; Sections 25-15-101, et seq., 25-16-101, et seq., 25-7-010, et seq., and 25-8-101, et seq. of the
Colorado Revised Statutes; and (iv) any other chemical, material, substances or pollutant exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health or safety of the occupants of the Leased Premises or the owners and/or occupants of property adjacent to or surrounding the Leased Premises.

     j. "Hazardous Materials Laws" shall mean any federal, state or local laws, ordinances, codes, rules, regulations, directives or policies (including, but not limited to, those laws specified in subparagraph H, above) relating to the environment, health or safety, any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Leased Premises (including, without limitation, soil and ground water conditions). The term "Hazardous Materials Laws" shall also be deemed to include any future such laws, ordinances, codes, rules, regulations, directives or policies as the same may be adopted from time to time during the term of this Lease Agreement, and any amendments to any currently existing or subsequently adopted Hazardous Materials Laws.

     k. Tenant covenants and agrees that it shall comply with all federal, state and local laws, rules, regulations and/or ordinances governing the installation, operation and maintenance of above ground and underground storage tanks, including, without limitation, all standards concerning construction, installation, upgrades, operations, repairs, common maintenance, monitoring, leak detection, inspection, testing, record keeping and recording imposed by law (collectively "UST Laws"). Tenant further covenants and agrees that it shall not install any above ground or underground tank on the Leased Premises without obtaining the prior written consent of Landlord, such consent not to be unreasonably withheld.

     Tenant shall provide to Landlord, upon reasonable request, access to any and all records required to be maintained pursuant to law, including, without limitation, registrations, monitoring records, inventory reconciliation record, chemical and physical analyses, tank tests and reports required to be provided to any governmental agency or political subdivision.

     At all times during and following installation of any above ground or underground storage tanks, Tenant shall comply with all financial responsibility requirements of the Environmental Protection Agency, the Colorado Department of Health or any other federal, state or local governmental body with jurisdiction over the Leased Premises, which compliance shall including, but need not be limited to, maintaining adequate insurance for the benefit of both Landlord and Tenant.

     Upon termination of this Lease Agreement (unless by purchase of the Leased Premises by Tenant) and/or vacation of the Leased Premises, Tenant covenants and agrees that it shall properly remove all above ground and underground storage tanks from the Leased Premises, unless other methods of insuring compliance with all applicable UST Laws are recommended by a professional consultant and accepted by Landlord, and thereafter provide Landlord with an environmental audit report, prepared by a professional consultant reasonably satisfactory to Landlord and at Tenant's sole expense, certifying that the Leased Premises and the surrounding areas have not been subjected to environmental harm caused by, arising out of, or in connection with Tenant's installation, use, maintenance or removal of above ground and underground storage tanks on or from the Leased Premises. Landlord shall grant to Tenant and its agents or contractors such access to the Leased Premises as is reasonably necessary to accomplish such removal and prepare such audit. If such removal is not accomplished prior to the expiration of the Lease term, Tenant shall be obligated to pay rent to Landlord in an amount of One Hundred Ten (110%) of the last month's rent.

     Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise during or after the Lease Term as a result of breach by Tenant under this
Section 42 k. and Tenant shall pay all attorney's fees, cost and expenses associated therewith so long as Landlord agrees to be represented by counsel of Tenant's choosing and that Tenant shall control the settlement of any claim, subject to Landlord's consent to any such settlement which consent shall not be unreasonably withheld. This indemnification of Landlord by Tenant includes, without limitation, any costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision arising out of or in connection with the use or existence of above ground or underground storage tanks on the Leased Premises. Without limiting the foregoing, if the presence of above ground or underground storage tanks on the Leased Premises installed, used or operated by Tenant results in any contamination of the Leased Premises not due to a Preexisting Violation, Tenant shall promptly take all actions at its sole expense, as are necessary to return the Leased Premises to the condition required by the relevant governmental authorities with regards to such contamination; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld. All agreements of indemnification of Landlord by Tenant shall also accrue to the benefit of the employees, agents, officers, directors and/or partners of Landlord.

     l. Tenant covenants and agrees that it shall allow Landlord's employees or agents upon reasonable notice and such that Tenant's business is not unreasonably interrupted rights of access to inspect the Leased Premises and the surrounding area to conduct such tests as Landlord deems necessary (at Landlord's expense) and to otherwise confirm that Tenant is in full compliance with all applicable Hazardous Materials Laws and/or UST Laws. If any such test discloses that Tenant is not in compliance with any such laws, Tenant shall, in addition to all other obligations hereunder, reimburse Landlord for the cost of conducting such tests.

     m. Tenant covenants and agrees to provide to Landlord, upon reasonable notice and such that Tenant's business is not materially interfered with, access to any and all communications to or from any federal, state or local governmental authority or agency or political subdivision relating to Hazardous Materials Laws or any UST Laws, or violation thereof affecting the Leased Premises and all communications to or from any other person relation to Hazardous Materials Laws or any UST Laws, or violation thereof affecting the Leased Premises. Without limiting the foregoing, Tenant also covenants and agrees to provide Landlord reports prepared by or on behalf of Tenant with respect to compliance by Tenant with Hazardous Materials Laws or any UST Laws insofar as they pertain to the Leased Premises or the operations conducted by Tenant thereon, as well any "Material Safety Data Sheets" issued from time to time in connection with any Hazardous Materials used, generated, handled, stored or disposed of on, about or from the Leased Premises.

     n. Tenant covenants and agrees to immediately advise Landlord in writing of
(i) any and all claims made or threatened by any governmental authority, political subdivision or any private third party with respect to any alleged violation of any applicable Hazardous Materials Laws or of any other claim of liability arising out of or related to Hazardous Materials; (ii) Tenant's discovery of any occurrence or condition in, on or about the Leased Premises, which constitutes or may constitute a violation of any applicable Hazardous Materials Laws or breach of any term or condition of this Lease; (iii) any and all claims made or threatened by any governmental authority, political subdivision or any private third party with respect to any alleged violation of any UST Laws or of any other liability arising out of or in connection with Tenant's installation, use or maintenance of above ground or underground storage tanks on or under the Leased Premises; (iv) Tenant's discovery of any occurrence of condition in, on or about the Leased Premises, which constitutes a violation of any such laws; and (v) any remedial action taken or proposed to be taken by Tenant in response to any claim or discovery described in subparagraphs (i),
(ii), (iii) or (iv).

     o. If Tenant fails to comply with any of its foregoing obligations with respect to Hazardous Materials, Landlord may, in its reasonable discretion, cause the removal (or other cleanup or remediation acceptable to Landlord) of any Hazardous Materials from the Leased Premises. The cost of any such removal, remediation and other cleanup, including, without limitation, transportation and storage costs, costs of consultants and professionals, and any other costs or expenses in any way associated with such removal, remediation or cleanup (and compliance of any applicable Hazardous Materials Laws in connection with same) shall constitute additional rent under this Lease Agreement, and such costs and expenses shall become due and payable upon demand by Landlord. Tenant shall provide Landlord, or its agents, contractors and employees, upon reasonable notice and such that Tenant's business is not unreasonably interrupted access to the Leased Premises for the purpose of removing or otherwise cleaning up any Hazardous Materials upon demand.

Landlord, however, shall have no affirmative obligation to remove, remediate or otherwise cleanup any Hazardous Materials or otherwise deal with any Hazardous Materials in, on or about the Leased Premises, and this Lease Agreement shall not be construed as creating any such obligation.

     p. Nothing in this Article 42 shall relieve either party of any liability in contravention of any applicable environmental and occupation safety and health rules laws and regulations which ordinarily attach to that party by operation of law.

     r. Subject to applicable laws, all obligations of Tenant under this Section 42 shall survive and continue after the expiration of the term of this Lease Agreement or the earlier termination of this Lease Agreement for any reason.

41. ENTIRE AGREEMENT. It is expressly understood and agree by and between the parties hereto that this Lease Agreement sets forth all the promises, agreements, conditions, and understandings between Landlord and/or its agents and Tenant relative to the Leased Premises and that there are no promises, agreements, conditions, or understandings either oral or written, between them other than that are herein set forth.

42. ESTOPPEL CERTIFICATES. Within no more than 5 days after receipt of written request, the Tenant shall furnish to the owner a certificate, duly acknowledged, certifying, to the extent true:

          A. That this Lease Agreement is in full force and effect.
          B. That the Tenant knows of no default hereunder on the part of the owner, or if it has reason to believe that such a default exists, the nature thereof in reasonable detail.
          C. The amount of the rent being paid and the last date to which rent has been paid.
          D. That this Lease Agreement has not been modified, or if it has been modified, the terms and dates of such modifications.
          E. That the term of this Lease Agreement has commenced.
          F. The commencement and expiration dates.
          G. Whether all work to be performed by the owner has been completed.
          H. Whether the renewal term option has been exercised if applicable.
          I. Whether there exist any claims or deductions from, or defenses to, the payment of rent.
          J. Such other matters as may be reasonably requested by owner.

43. FINANCIAL STATEMENTS. Landlord acknowledges that Tenant is a publicly traded company and that Tenant's certified financial statements are a matter of public record and are readily available.

44. QUIET ENJOYMENT. Subject to the provisions of the Lease, Landlord covenants that, Tenant upon payment of rent and performing the other covenants of this Lease Agreement, shall and may peacefully hold and quietly have hold and enjoy the Leased Premises for the Term of this Lease Agreement. In the event of any transfer or transfers of Landlord's interest in the Leased Premises or any real property which is pertinent to the Leased Premises or Common Areas, Landlord's obligations and covenants under this section shall likewise attach to any successor in interest to this Lease Agreement.

45. BROKERS. Tenant represents and warrants that it has dealt only with The Colorado Group, Inc. (the "Broker") in the negotiation of this Lease Agreement. Landlord shall make payment of the commission according to the terms of a separate agreement with the Broker. Tenant hereby agrees to indemnify and hold Landlord harmless of an from any and all loss, costs, damages or expenses (including, without limitation, all attorney's fees and disbursements) by reason of any claim of, or liability to, any other broker or person claiming through Tenant and arising out of this Lease Agreement. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may deal with in the future with respect to leasing of any additional or expansion space in the Building or any renewals or extensions of this Lease Agreement unless specifically provided for by separate written agreement with Landlord. In the event any claim shall be made against Landlord by any other broker who shall claim to have negotiated this Lease Agreement on behalf of Tenant or to have introduced Tenant to the Building or to Landlord, Tenant hereby indemnifies Landlord, and Tenant shall be liable for the payment of all reasonable attorney's fees, costs, and expenses incurred by Landlord in defending against the same, and in the event such broker shall be successful in any such action, Tenant shall, upon demand, make payment to such broker.

46. ADDITIONAL TERMS AND CONDITIONS. In addition to all rights and remedies granted to Tenant by the terms hereof, Tenant shall have available any and all rights and remedies available at law or in equity, or under the statutes of the State of Colorado. No remedy herein or otherwise conferred upon or reserved to Tenant shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Further, all powers and remedies given by this Lease Agreement to Tenant may be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Tenant to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of any such default or acquiescence thereof. The payment of rent or continued occupancy by Tenant shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Tenant to any remedies herein given

47. LEASE AGREEMENT EXHIBITS ATTACHED. This Lease Agreement includes the following Lease Agreement Exhibits which are incorporated herein and made a part of this Lease Agreement:

     Exhibit "A" - Landlord and Tenant's Construction Obligations
     Exhibit "B" - Space Plan
     Exhibit "C" - Additional Terms and Conditions not contained in Paragraph 48 above
     Exhibit "D" - Option to Extend

48. MISCELLANEOUS. All marginal notations and paragraph headings are for purposes of reference and shall not affect the true meaning and intent of the terms hereof. Throughout this Lease Agreement, wherever the words "Landlord" and "Tenant" are used they shall include and imply to the singular, plural, persons both male and female, companies, partnerships and corporations, and in reading said Lease Agreement, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease Agreement.

IN WITNESS WHEREOF, the parties have executed this Lease Agreement as of the date hereof.

LANDLORD: YEW TREE INVESTMENTS LTD., LLLP


By:     /s/ Gerald P. Lee
   ------------------------------------
   Gerald P. Lee, Partner


TENANT: TRANSGENOMIC, INC.


By:     /s/ Mitchell L. Murphy
   ------------------------------------
   Mitchell L. Murphy
   V.P., Secretary & Treasurer

                                   Exhibit "A"
                 Landlord and Tenant's Construction Obligations

1. Landlord Construction Obligations
          Landlord agrees to provide Tenant with ($10.00/SF) for improvement to the Leased Premises. Landlord shall pay such funds for allowable construction costs completed in the Leased Premises within ten (10) business days of Tenant providing written submission for payment with evidence of completed construction, to include Lien Waivers, in the amount up to, in the Leased Premises. No furnishings, fixtures, or equipment in place in the premises shall be paid for under the Landlord allowance.

Tenant's plans for tenant finish shall be submitted to Landlord in writing. Landlord shall provide a response thereto within five (5) business days after receipt of the written submission. In the event no response is received by Tenant from Landlord within five (5) business days after receipt by Landlord of the written plans, Landlord will be deemed to have approved the proposed tenant finish plans as submitted.

Tenant agrees to use a City of Boulder licensed General Contractor for all Tenant Improvements during any remodeling and/or improvements to the Leased Premises.

2. Tenant Construction Obligations
          Tenant shall perform all improvements to the Leased premises at its sole cost and expense, except as provided in Item 1 above and Item 6 below. Landlord shall review and approve plans prior to construction. Landlord's approval of said plans shall not be unreasonably withheld or delayed. Tenant and Tenant's contractor shall abide by all applicable government and other governing authorities rules and regulations.

3. Mechanic's Liens
          A. The Tenant agrees to pay or cause to be paid promptly all bills and charges for material, labor, or otherwise in connection with or arising out of any alterations, additions, or changes made by the Tenant or its agents or subtenants to the Leased Premises; and the Tenant agrees to hold the Landlord free and harmless against all such liens and claims of liens for labor and materials, or either of them, filed against the Leased Premises, property, or any part thereof, and from and against any expense and liability in connection therewith. The Tenant shall, however, have the right to contest any mechanic's liens or claims filed against the Leased Premises, provided the Tenant shall diligently prosecute any such contest and at all times effectively stay or prevent any sale of the Leased Premises under execution or otherwise, and pay or otherwise satisfy any final judgment adjudging or enforcing such contested lien and thereafter procure record satisfaction or release thereof. The Tenant also agrees in any such contest, at the Tenant's cost and expense, to defend the same on behalf of the Landlord.

          B. The Tenant hereby agrees to discharge (either by payment or by filing the necessary bond or otherwise) any mechanic's, materialman's, or other liens against the Leased Premises arising out of any payment due or alleged to be due for any work, labor, services, materials, or supplies claimed to have been furnished at the Tenant's request in, on, or about the Leased Premises, and to indemnify the Landlord against any lien or claim of lien attached to or upon the Leased Premises or any part thereof by reason of any act or omission on the Tenant's part; but nothing contained in this Lease Agreement, however, is intended to or shall be construed to prevent the Tenant from contesting, at its own expense, any lien, encumbrance, charge, or claim of any kind asserted against the Leased Premises; and the Tenant shall not be deemed to be in default hereof during the pendency of any such contest brought and maintained in good faith.

4. If Tenant deems necessary then Tenant shall be allowed to install, at its sole cost and expense, and at its option to remove at the end of the Lease Agreement the following improvements:
          a). Separate HVAC systems for use in any clean room or lab room which may require the use of such systems.
          b). Clean rooms and cold rooms.
          c). Individual wet labs, biotech labs, chemistry labs.
          d). Fume and ventilation hoods..
          e). Chemical and Waste storage which shall be located on the outside of the building, on the north side of the east wing of the building, including wall or roof penetration pertinent to pipelines therefore.
          f). Casework.
          g). Tank farm and solvent handling system which shall be located on the outside of the building, on the north side of the east wing of the building, , including wall or roof penetration pertinent to pipelines therefore .
          h). All work shall be done to current local building codes and by licensed contractors.
          i). Tenant shall provide to Landlord drawings of any possible Tenant Improvements which shall follow this Letter of Intent.

5. Tenant at its sole cost shall provide separate gas and electric metering to the Leased Premises such metering to be obtained direct from the utility by Tenant.

6. Landlord shall provide at its sole cost any demising wall(s) that may be necessary to separate the Leased Premises from other portions of the building. Landlord shall also repaint the interior office and lab areas of the Leased Premises and re-carpet the office areas of the Leased Premises. Both paint and carpet shall be at Landlords sole cost and shall be mutually agreed upon by both Landlord and Tenant. Landlord shall also repair any and all water damage to the building which includes but is not limited to all walls, counters, floors, carpets and fixtures, windows, roof, sidewalks, and parking lots.

                                   Exhibit "B"
                                   Space Plan

                                   Exhibit "C"
       Additional Terms and Conditions not contained in Paragraph 48 above

1. Any equipment or trade fixtures that the Tenant may install during the term of their Lease Agreement will not become part of the building, and may be removed by the Tenant upon the vacating of the premises. A list of such items shall be provided to Landlord, which list may be amended from time to time during the Lease Term.

2. Landlord shall leave any equipment or delivery systems left by previous tenant.

3. Subject to the terms and conditions of this Section, at any time after Landlord learns that any premises ("Additional Space") within the Building in which the Leased Premises are located will become available for lease to Tenant, and prior to offering the Additional Space for lease to any other prospective tenant, Landlord shall so notify Tenant, in writing. Such notice shall not be unreasonable in light of prevailing market conditions for similar space and shall advise Tenant that Landlord intends to offer the Additional Space, on the market, shall describe the amount and location of the space that is available (and attach a floor plan showing the location of such space within the Building), shall state the rental rate at which Landlord intends to offer the space, shall state the date on which the space will be available and the term of the proposed lease, and shall set forth any tenant finish allowance or other special conditions, concessions or provisions pursuant to which Landlord intends to lease the Additional Space. Upon Tenant's notice of intent to negotiate a lease for the Additional Space, the parties shall into mutual good faith negotiations for a lease for the Additional Space for a period of not less than 10 days, and if the parties can not reach an agreement, Landlord shall be free to negotiate a lease for the Additional Space with any other interested parties without again offering the Additional Space to Tenant.

If Tenant exercises its right to accept the Additional Space, the lease of such Additional Space shall, at Landlord's election, be evidenced by a new lease incorporating the appropriate terms and conditions, or by amendment of this Lease Agreement, incorporating the appropriate terms and conditions, or by memorandum of lease setting forth the terms of the notice of offer and otherwise incorporating the terms and conditions of this Lease Agreement. Any such document may be attached to Landlord's written notice and must be executed by Tenant and returned to Landlord within ten (10) business days following receipt of such notice by Tenant.

In no event shall Landlord be required to lease the Additional Space to Tenant if this Lease Agreement is not then in full force and effect, or if Tenant is in default under the terms of this Lease Agreement, either at the time of exercise of the right or at the time of commencement of the lease of the Additional Space. Additionally, Tenant's rights under this section are expressly conditioned upon Landlord's review and approval of Tenant's most recent financial statement, provided, however, that such approval by Landlord shall not be unreasonably withheld.

4. This Lease Agreement shall be contingent upon Tenant obtaining approval form the City of Boulder for the Intended use. Said approval must occur no later than August 30, 2002, otherwise Landlord reserves the right to terminate this Lease Agreement if so desired.

                                   Exhibit "D"
                                Option to Extend

1. OPTION TO EXTEND. The Tenant shall have two (2) options to extend the Lease Agreement an additional five (5) years each. In the event Tenant desires to exercise the option to extend, Tenant shall provide written notice of such exercise to Landlord no later than twelve (12) months prior to the expiration of the base term or any option term.

See below for Option Term Rent. In the event of such exercise, this Lease Agreement shall be automatically extended for the additional term. Notwithstanding the foregoing, this option shall be void and of no force or effect if the Tenant is in default hereunder either as of the date of the Tenant's exercise of said option or as of the date of the commencement of the option or additional term.

2. RENT DURING OPTION PERIODS. Tenant shall pay the following rent for the Leased Premises

                                 During Option Term

        For Period         To Period               A Base Monthly
        Starting           Ending                  Rent of
        ---------          ------                  --------
        November 1, 2007   November 1, 2012        The base rental rate for
                                                   this renewal term shall be
                                                   5% of the Fare Market Rental
                                                   Value (See below*) and in no
                                                   event shall the base rental
                                                   rate during this renewal
                                                   period be less than $11.26
                                                   per rentable share foot net
                                                   net net, nor greater than
                                                   $13.00 per rentable share
                                                   foot net net net.

        November 1, 2012   November 1, 2017        The base rental rate for this
                                                   renewal term shall be 95% of
                                                   the Fare Market Rental Value
                                                   (See below*) and in no event
                                                   shall the base rental rate
                                                   during this renewal period be
                                                   less than the rental rate at
                                                   the conclusion of the first
                                                   renewal option, nor greater
                                                   than $15.50 per rentable
                                                   share foot net net net.

* Landlord and Tenant will attempt to agree upon a Fair Market Rental Value of the Leased Premises (expressed on a dollar per square foot basis) as determined by comparison to parcels of similar size property located in or near the City of Boulder, Colorado, having comparable development, use and density capability and such other characteristics as may be deemed relevant by a subject appraiser whose selection is outlined herein.

Landlord shall select an independent MAI real estate appraiser with at least ten
(10) years' experience in appraising commercial real property in the City of Boulder, Colorado (a "Qualified Appraiser"). The Qualified Appraiser selected by the Landlord shall be referred to as the "Landlords Appraiser". Within thirty
(30) days of being selected by the Landlord, the Landlord's appraiser shall determine the Fair Market Rental Value of the Leased Premises in accordance with the appraisal standards set forth above and shall immediately give the Landlord and the Tenant written notification of his determination.

If the Tenant agrees with the Landlord's Appraiser's determination by multiplying the Fair Market Rental Value, then the Base Monthly Rent shall be determined by multiplying the Fair Market Rental Value by 33,673 and the new Base Monthly Rental shall become effective beginning with the first month of the Option Term. If the Tenant does not agree with the Landlord's Appraiser's determination of Fair Market Rental Value, the Tenant shall have the right to select its own Qualified Appraiser its own Qualified Appraiser to determine the Fair Market Rental Value. If the Tenant does elect to appoint a Qualified Appraiser, (the Tenant's Appraiser"), the Tenant shall select the Tenant's Appraiser within thirty (30) business days after receiving the Landlord's Appraiser's Determination of Fair Market Rental Value. The Tenant's Appraiser shall make his own determination if the Fair Market Rental Value in accordance with the provisions set forth above, within thirty (30) business days of being selected by the Tenant and shall immediately give the Landlord and the Tenant written notice of his determination.

If the Fair Market Rental Value as determined by the Landlord's Appraiser and the Tenant's Appraiser, respectively, differ by an amount which is equal to or less than five percent (5%) of the Fair Market Rental Value determined by the Landlord's Appraiser, then the arithmetic mean of the two Fair Market Rental Values shall constitute the fair Market Rental Value used to calculate the new Base Monthly Rental which will be in effect for the Option Term. If the Fair Market Rental Value determined by the Landlord's Appraiser and the Tenant's Appraiser's determination of the Fair Market Rental Value differ by more than five percent (5%), the Landlord's Appraiser and the Tenant's Appraiser shall agree upon and select a third Qualified appraiser who shall be independent of and have no prior or existing affiliation or relationship with either the Landlord or the Tenant (the "Independent Appraiser"). Within ten (10) business days of being appointed, the Independent Appraiser shall, after exercising his best professional judgement, choose either the Landlord's Appraiser's or the Tenant's Appraiser's determination of the Fair Market Rental Value which the judgement, best represents the Fair Market Rental Value at that point in time. Upon making such a selection, the Independent Appraiser shall immediately give the Landlord and the Tenant written notice of this selection of the Fair Market Rental Value. The Fair Market Rental Value selected by the Independent Appraiser shall be used to calculate the new Base Monthly Rental which will be in effect during the Extension Option, and such selection by the Independent appraiser shall be binding and conclusive upon the Landlord and the Tenant.

The Landlord and Tenant shall share all Appraisal fees required hereunder equally.